New York Community Bancorp, Inc. Page 1
Net Charge-offs / Average Loans
NYB Net charge-offs: $236,000 $21,000 $420,000 $6.1 million $431,000
We continue to be distinguished by our low level of
net charge-offs.
NYB SNL Bank and Thrift Index
(a)
$5.1 million
(a) SNL Financial as of 6/8/09
Exhibit 99.1

New York Community Bancorp, Inc. Page 2 The quality of our loan portfolio has consistently exceeded that of our industry. NYB SNL Bank and Thrift Index (a) (a) SNL Financial as of 6/8/09

New York Community Bancorp, Inc. Page 3
Net Charge Offs / Average Loans
NYB SNL Bank and Thrift Index
(a)
SNL Thrift Index
(a)
Our ratio of NCOs to average loans was significantly
below the industry average from 1990 through 1992.
(a) SNL Financial as of 6/8/09

New York Community Bancorp, Inc. Page 4
Non-performing Loans / Total Loans
NYB SNL Bank and Thrift Index
(a)
SNL Thrift Index
(a)
From 1990 through 1992, our ratio of NPLs to total
loans was consistently below the industry average.
(a) SNL Financial as of 6/8/09

New York Community Bancorp, Inc. Page 5
Net Charge-offs / Loan Loss Allowance
Our charge-offs typically represent a smaller percentage of
our loan loss allowance compared to our industry peers.
NYB SNL Bank and Thrift Index
(a)
(a) SNL Financial as of 6/8/09

New York Community Bancorp, Inc. Page 6
Our operating efficiency ratio was 36.63% (a) in 1Q 2009, well below the SNL Bank and Thrift Index efficiency ratio of 54.46%. (b)
(a) Please see page 33 for a reconciliation of our GAAP and operating efficiency ratios.
(b) SNL Financial as of 6/8/09
NYB
(a)
SNL Bank and Thrift Index
(b)

New York Community Bancorp, Inc. Page 7
Our asset quality measures continued to exceed
those of our industry peers.
At or for the Three Months Ended 3/31/09
Asset Quality: NYB SNL Bank & Thrift Index
(a)
NCOs / average loans 0.02% 0.55%
NPLs / total loans 0.79% 2.53%
NPAs / total assets 0.55% 1.99%
NCOs / loan loss allowance 5.37% 20.71%
(a) SNL Financial as of 6/8/09